EXHIBIT 10.2
SECOND AMENDMENT TO LEASE
This is a Second Amendment to Lease (this “Second Amendment”) entered into as of November 1, 2017 (the “Effective Date”) by and between TRUSTEES OF LEXINGTON OFFICE REALTY TRUST (“Landlord”) and CURIS, INC. (“Tenant”).
WHEREAS, Landlord and Tenant entered into a Lease dated September 16, 2010, as amended by First Amendment to Lease as of February 28, 2011 (as so amended, the “Lease”); and
WHEREAS, the term of the Lease is scheduled to expire on February 28, 2018, and Landlord and Tenant wish to extend the term thereof for two (2) years.
NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meaning ascribed to them by the Lease.

2.Original Term. The definition of Original Term set forth in Section 1.1 of the Lease is hereby amended to expire on February 29, 2020.

3.Annual Fixed Rent. Year 7 shall expire on February 28, 2018. For the year commencing in March 1, 2018 and expiring February 28, 2019, Annual Fixed Rent shall be $981,160.00, and for the year commencing on March 1, 2019 and expiring February 29, 2020, Annual Fixed Rent shall be $1,005,689.00.

4.Improvements. Landlord shall, within approximately ninety (90) days from the Execution Date, install a keyless entry access system at the Building entrance double doors facing the parking lot adjacent to the Building. So long as Landlord shall maintain the system software as currently configured, Landlord shall provide Tenant with remote access to the ancillary energy management software (“EMS”) for the Building to allow off-site monitoring by Tenant of certain Building systems monitored by this EMS. Tenant acknowledges that this ancillary system is supplementary to the Building’s primary EMS, and it shall be Landlord’s sole decision whether to maintain the operation of this software and/or access to same.

5.Security Deposit. The Security Deposit amount shall remain at $152,650.30 for the balance of the term of the Lease.

6.Brokerage. Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Second Amendment, and in the event of any brokerage claims or liens against Landlord or the Premises or the Property predicated upon or arising out of prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien.

7.Affirmation. Except as herein amended, the Lease is hereby ratified and confirmed.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the Effective Date.

LANDLORD:
Trustees of Lexington Office Realty Trust
By:The RMR Group LLC, its agent
By: /s/ Jennifer F. Francis/SJF/ Jennifer F. Francis Senior Vice President

TENANT:
Curis, Inc.
By: /s/ James E. Dentzer /STT/ James E. Dentzer Chief Financial Officer and Chief Administrative Officer